                                                               FILED PURSUANT TO
                                                        RULE 424 (b) (3) AND (c)
                                                              FILE NO. 333-38528

                             CV THERAPEUTICS, INC.

                         $196,250,000 PRINCIPAL AMOUNT
            4 3/4% CONVERTIBLE SUBORDINATED NOTES DUE MARCH 7, 2007
                                      AND
          SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

                            ------------------------

    This Prospectus Supplement relates to resales by selling security holders of our 4 3/4% Convertible Subordinated Notes due March 7, 2007 and shares of our common stock into which the notes are convertible.

    This Prospectus Supplement should be read in conjunction with the Prospectus dated June 29, 2000, (the "Prospectus") which is to be delivered with this Prospectus Supplement.

    SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                            ------------------------

    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------

            The date of this Prospectus Supplement is May 22, 2001.

The information in the table appearing in the Prospectus under the heading "Selling Security Holders" is superseded by the information appearing in the following table:

                                                  PRINCIPAL        COMMON                                 COMMON
                                                  AMOUNT OF        STOCK                     NOTES         STOCK
                                                    NOTES         ISSUABLE                   OWNED         OWNED
                                                 BENEFICIALLY       UPON        COMMON       AFTER         AFTER
                                                  OWNED AND      CONVERSION    STOCK      COMPLETION    COMPLETION
NAME                                              OFFERED(1)    OF THE NOTES  OFFERED     OF OFFERING   OF OFFERING
----                                             ------------   ------------  --------    -----------   -----------
AAM/Zazove Institutional Income Fund, L.P......  $   650,000        10,181     10,181     0             0
ABN AMRO Incorporated..........................    1,000,000        15,664     15,664     0             0
Aftra Health Fund..............................      750,000        11,748     11,748     0             0
AL-Bank AL-Saudi AL-Alami Saudi International
  Bank.........................................      750,000        11,748     11,748     0             0

AIG SoundShore Holdings Ltd....................    2,520,000        39,473     39,473     0             0
AIG SoundShore Opportunity Holding Fund Ltd....    3,410,000        53,414     53,414     0             0
AIG SoundShore Strategic Holding Fund Ltd......      977,000        15,303     15,303     0             0
Alta Partners Holdings, LDC....................    4,500,000        70,488     70,488     0             0
Argent Classic Convertible Arbitrage Fund
  L.P..........................................    2,500,000        39,160     39,160     0             0
Argent Classic Convertible Arbitrage Fund
  (Bermuda) L.P................................    3,000,000        46,992     46,992     0             0
Arthur D. Little Employee Investment Fund......      700,000        10,964     10,964     0             0
Aventis Pension Master Trust...................      149,000         2,333      2,333     0             0
Bancroft Convertible Fund, Inc.................      250,000         3,916      3,916     0             0
The Bank of New York, as Trustee...............    1,100,000        17,230     17,230     0             0
The Bank of New York, Trustee for Mark T.
  Ewing........................................       50,000           783        783     0             0
Bankers Trust Co. Trustee for DaimlerChrysler
  Corp. Emp.#1 Pension Plan dtd 4/1/89.........    4,470,000        70,018     70,018     0             0
Bear Stearns & Co., Inc........................    1,000,000        15,664     15,664     0             0
BNP Arbitrage SNC..............................   11,250,000       176,221    176,221     0             0
BNP Cooper Neff Convertible Strategies Fund,
  L.P..........................................      750,000        11,748     11,748     0             0
Boilermaker-Blacksmith Pension Trust...........      870,000        13,627     13,627     0             0
Boulder II Limited.............................    1,500,000        23,496     23,496     0             0
Brown & Williamson Tobacco Master Retirement
  Trust........................................      250,000         3,916      3,916     0             0
CALAMOS Convertible Fund -- CALAMOS Investment
  Trust........................................    1,100,000        17,230     17,230     0             0
CALAMOS Convertible Portfolio -- CALAMOS
  Advisors Trust...............................       25,000           391        391     0             0
CALAMOS Global Growth and Income Fund --
  CALAMOS Investment Trust.....................      160,000         2,506      2,506     0             0
CALAMOS Growth and Income Fund -- CALAMOS
  Investment Trust.............................      620,000         9,711      9,711     0             0
Champion International Corporation Master
  Retirement Trust.............................      400,000         6,265      6,265     0             0

                                                  PRINCIPAL        COMMON                                 COMMON
                                                  AMOUNT OF        STOCK                     NOTES         STOCK
                                                    NOTES         ISSUABLE                   OWNED         OWNED
                                                 BENEFICIALLY       UPON       COMMON        AFTER         AFTER
                                                  OWNED AND      CONVERSION    STOCK      COMPLETION    COMPLETION
NAME                                              OFFERED(1)    OF THE NOTES  OFFERED     OF OFFERING   OF OFFERING
----                                             ------------   ------------  --------    -----------   -----------
City of Albany Pension Plan....................       85,000         1,331      1,331     0             0
City of Knoxville Pension System...............      200,000         3,132      3,132     0             0
The Common Fund FAO Absolute Return Fund.......      400,000         6,265      6,265     0             0
Credit Suisse First Boston Corporation.........    7,200,000       112,781    112,781     0             0
DeepRock & Co..................................      715,000        11,199     11,199     0             0
Delta Airlines Master Trust....................    1,600,000        25,062     25,062     0             0
Deutsche Bank Securities, Inc..................   18,440,000       288,847    288,847     0             0
Diane D. Goodrich..............................       50,000           783        783     0             0
Donaldson, Lufkin & Jenrette Securities
  Corp.........................................    3,450,000        54,041     54,041     0             0
Douglas D. Duke................................       25,000           391        391     0             0
The Dow Chemical Company Employees' Retirement
  Plan.........................................    1,700,000        26,629     26,629     0             0
Duckbill & Co..................................    1,285,000        20,128     20,128     0             0
Ellsworth Convertible Growth and Income Fund,
  Inc..........................................      250,000         3,916      3,916     0             0
First Union Securities Inc.....................      250,000         3,916      3,916     0             0
The Fondren Foundation.........................       55,000           861        861     0             0
Franklin and Marshall College..................      330,000         5,169      5,169     0             0

Greek Catholic Union II........................       10,000           156        156     0             0
Hare and Company (nominee for the Bank of New
  York as investment advisor)..................      235,000         3,681      3,681     0             0
Hare and Company (nominee for the Bank of New
  York as trustee).............................    1,100,000        17,230     17,230     0             0
Helix Convertible Opportunities Fund Ltd.......    1,230,000        19,266     19,266     0             0
Helix Convertible Opportunities L.P............    2,370,000        37,124     37,124     0             0
Hull Overseas, Ltd.............................      500,000         7,832      7,832     0             0
JP Morgan Securities, Inc......................    5,635,000        88,267     88,267     0             0
James H. Hamersley Rev. Trust UA 6/23/99.......       30,000           469        469     0             0
Julius Baer Securities.........................      650,000        10,181     10,181     0             0
KBC Financial Products.........................    3,000,000        46,992     46,992     0             0
Kettering Medical Center Funded Depreciation
  Account......................................       55,000           861        861     0             0
Knoxville Utilities Board Retirement System....      140,000         2,192      2,192     0             0
Lincoln National Convertible Securities Fund...    3,500,000        54,824     54,824     0             0
Lipper Convertibles, L.P.......................   11,000,000       172,306    172,306     0             0
Lord Abbott Bond Debenture Fund................    2,000,000        31,328     31,328     0             0
Mainstay Convertible Fund......................    2,000,000        31,328     31,328     0             0
Mainstay Strategic Value Fund..................      200,000         3,132      3,132     0             0
McMahan Securities Co. L.P.....................       82,000         1,284      1,284     0             0
Merrill Lynch, Pierce, Fenner & Smith,
  Incorporated.................................   18,409,000       288,358    288,358     0             0

                                                  PRINCIPAL        COMMON                                 COMMON
                                                  AMOUNT OF        STOCK                     NOTES         STOCK
                                                    NOTES         ISSUABLE                   OWNED         OWNED
                                                 BENEFICIALLY       UPON        COMMON       AFTER         AFTER
                                                  OWNED AND      CONVERSION     STOCK     COMPLETION    COMPLETION
NAME                                              OFFERED(1)    OF THE NOTES   OFFERED    OF OFFERING   OF OFFERING
----                                             ------------   ------------   --------   -----------   -----------
Michael FT Maude Discretionary Trust...........       10,000           156         156    0             0
Morgan Stanley Dean Witter Convertible
  Securities Trust.............................    1,500,000        23,496      23,496    0             0
Museum of Fine Arts, Boston....................       25,000           391         391    0             0
New York Life Separate Account #7..............    1,500,000        23,496      23,496    0             0
Norwalk Employees Pension Plan.................      800,000        12,531      12,531    0             0
Onex Industrial Partners Limited...............    2,500,000        39,160      39,160    0             0
Parker-Hannifin Corporation....................       36,000           563         563    0             0
Pebble Capital Inc.............................    1,000,000        15,664      15,664    0             0

Pell Rudman Trust Company......................    1,790,000        28,038      28,038    0             0
Penn Treaty Network America Insurance Company..      440,000         6,892       6,892    0             0
Port Authority of Allegheny County Retirement
  and Disability Allowance Plan for the
  Employees Represented by Local 85 of the
  Amalgamated Transit Union....................      835,000        13,079      13,079    0             0
President and Fellows of Harvard College.......    4,000,000        62,656      62,656    0             0
Putnam Asset Allocation Funds--
  Balanced Portfolio...........................      148,000         2,318       2,318    0             0
Putnam Asset Allocation Funds--
  Conservative Portfolio.......................       96,000         1,503       1,503    0             0
Putnam Convertible Income--
  Growth Trust.................................      580,000         9,085       9,085    0             0
Putnam Convertible Opportunities
  and Income Trust.............................       56,000           877         877    0             0
R(2) Investments, LDC..........................   42,000,000       657,894     657,894    0             0
Robertson Stephens.............................    2,500,000        39,160      39,160    0             0
RS Midcap Opportunities Fund...................    1,000,000        15,664      15,664    0             0
San Diego County Employees Retirement
  Association..................................    1,253,750        19,638      19,638    0             0
Silvercreek Limited Partnership................    1,000,000        15,664      15,664    0             0
SPT............................................      650,000        10,181      10,181    0             0
State Street Bank Custodian for GE Pension
  Trust........................................    2,365,000        37,045      37,045    0             0
The Sylvan C. Coleman Foundation...............       70,000         1,096       1,096    0             0
Tribeca Investments LLC........................   38,495,000       602,991     602,991    0             0
Unifi, Inc. Profit Sharing Plan and Trust......       90,000         1,409       1,409    0             0
United Capital Management, Inc.................      250,000         3,916       3,916    0             0
United Food and Commercial Workers Local 1262
  and Employers Pension Fund...................      225,000         3,524       3,524    0             0
University of Rochester........................       22,000           344         344    0             0
Van Waters & Rogers, Inc. Retirement Plan
  (f.k.a. Univar Corporation)..................      260,000         4,072       4,072    0             0
White River Securities, LLC....................    1,000,000        15,664      15,664    0             0
Zurich HFR Master Hedge Fund Index Ltd.........      200,000         3,132       3,132    0             0

------------------------

(1) Amounts indicated may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling holders provided to us the information regarding their notes.